                                                                    EXHIBIT 99.1

                                              FOR IMMEDIATE RELEASE

CONTACTS:
Don Fallon, CFO                               Donald C. Weinberger
CEPTOR CORPORATION                            WOLFE AXELROD WEINBERGER ASSOC.
(410) 527-9998  Fax (410) 527-9867            (212) 370-4500  Fax (212) 370-4505
                                              don@wolfeaxelrod.com

             CEPTOR CORPORATION ANNOUNCES COMPLETION OF $12 MILLION
                         PRIVATE PLACEMENT UNIT OFFERING

      -EACH UNIT CONSISTS OF ONE SHARE OF A SERIES A CONVERTIBLE PREFERRED
            STOCK AND A DETACHABLE WARRANT TO PURCHASE COMMON STOCK-

HUNT  VALLEY,  MD - JANUARY 31, 2005 - CEPTOR  CORPORATION  (CEPO.OB)  announced today that the  Company  has  completed  a private  placement  of $12 million of securities  through the sale of 480 units at $25,000 per unit.  This  represents the maximum allotment per the private placement terms. Each unit consists of one share of Series A  Convertible  Preferred  Stock  and a  detachable  warrant  to purchase shares of the Company's Common Stock.

Each share of Series A  Preferred  Stock is  convertible  initially  into 10,000 shares of Common Stock at any time. The Warrants  entitle the holder to purchase
5,000 shares of Common  Stock for three years after the date of issuance.  As of the close of the  offering,  the Series A Preferred  Stock and the  Warrants are
separable.

The Company has agreed to file a "resale"  registration  statement  with the SEC covering all shares of Common Stock  underlying the Series A Preferred Stock and the Warrants issued in connection with this offering before mid-February.

CepTor Corporation plans to use the net proceeds of this transaction to continue the pre-clinical development of its technologies, which includes the manufacture of MYODUR,  a drug being  developed  for the  treatment  of  Duchene's  muscular dystrophy,  and  compile  and submit an IND for MYODUR and  initiate  Phase I/II human  clinical  trials,  if approved  by the FDA.  The Company may also use the proceeds, to the extent possible, to fund other working capital needs.

Brookshire  Securities  Corporation  was the exclusive  placement agent for this transaction.

                         -------------------------------

ABOUT CEPTOR

CEPTOR CORPORATION is a biopharmaceutical company focusing on the development of
proprietary,   cell-targeted   therapeutic   products  for   neuromuscular   and
neurodegenerative diseases. The Company's mission is to increase the quality and quantity  of life of people  suffering  with these  diseases.  CepTor's  primary efforts are currently  being focused on moving its lead  product,  MYODUR,  into phase I/II clinical  trials for  Duchenne's  muscular  dystrophy.  The Company's broad platform technology also includes the development of products for multiple sclerosis, retinal degeneration and epilepsy.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE VALID
ONLY AS OF TODAY,  AND WE DISCLAIM ANY  OBLIGATION  TO UPDATE THIS  INFORMATION.
THESE STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND  UNCERTAINTIES  THAT
MAY CAUSE ACTUAL FUTURE  EXPERIENCE  AND RESULTS TO DIFFER  MATERIALLY  FROM THE
STATEMENTS  MADE.  THESE  STATEMENTS  ARE  BASED  ON  OUR  CURRENT  BELIEFS  AND
EXPECTATIONS AS TO SUCH FUTURE OUTCOMES.  DRUG DISCOVERY AND DEVELOPMENT INVOLVE
A HIGH  DEGREE OF RISK.  FACTORS  THAT MIGHT  CAUSE  SUCH A MATERIAL  DIFFERENCE
INCLUDE,  AMONG  OTHERS,  UNCERTAINTIES  RELATED TO THE  ABILITY TO ATTRACT  AND
RETAIN PARTNERS FOR OUR TECHNOLOGIES,  THE IDENTIFICATION OF LEAD COMPOUNDS, THE
SUCCESSFUL  PRECLINICAL  DEVELOPMENT THEREOF, THE COMPLETION OF CLINICAL TRIALS,
THE FDA REVIEW  PROCESS  AND OTHER  GOVERNMENT  REGULATION,  OUR  PHARMACEUTICAL
COLLABORATOR'S   ABILITY  TO  SUCCESSFULLY   DEVELOP  AND   COMMERCIALIZE   DRUG
CANDIDATES, COMPETITION FROM OTHER PHARMACEUTICAL COMPANIES, PRODUCT PRICING AND
THIRD PARTY REIMBURSEMENT.

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